FLUX POWER HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of June 20, 2018, is entered into by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”), and the person or entity executing the Agreement (the “Investor”). In this Agreement, the pronoun “it” means “he, “she,” or “it,” as appropriate.

A.     .The Company is offering to selected “accredited investors” up to 5,714,285 shares of the Company’s Common Stock, par value $0.001 (the “Shares”) for the aggregate amount of approximately $4,000,000, or $0.70 per Share (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein; however, the Company reserves the right to accept subscriptions for lesser amounts as well as the right to reject in whole or in part subscriptions received during the Offering.

B.     .The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(c) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
DEFINITIONS

1.     Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Aggregate Purchase Price” means the product of the aggregate number of Shares subscribed by the Investor under this Agreement and purchase price of $0.70 per Share.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Company” has the meaning set forth in the preamble.

“Common Stock” means common stock of the Company, par value $0.001.

“Disclosure Materials” means the SEC Documents and this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investor” has the meaning set forth in the preamble.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company or (ii) material and adverse impairment of the Company’s ability to perform its obligations under any of the Transaction Documents.

“Regulation D” has the meaning set forth in the preamble.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” has the meaning set forth in the preamble.

“SEC Documents” has the meaning set forth in Section 3.4.

“Securities Act” has the meaning set forth in the recitals.

“Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect material subsidiary of the Company formed or acquired after the date hereof.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including but not limited to the Verification.

“Verification” means the Accredited Investor Verification, substantially in the form attached as Exhibit A or such other forms as acceptable by the Company, as completed and executed.

ARTICLE II
PURCHASE AND SALE

2.     Offering and Purchase of the Shares.

2.1     Offering. The Company is offering to sell up to 5,714,285 Shares for the aggregate amount of approximately $4,000,000 (“Offering Amount”), or $0.70 per Share (the “Offering”). The Company has the sole discretion to increase the Offering Amount. The minimum investment amount in this Offering per Investor is $50,000, however, the Company reserves the right to accept subscriptions for lesser amounts as well as the right to reject in whole or in part subscriptions received during the Offering.

2.2     Subscription. The Investor hereby irrevocably subscribes to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number of Shares for the Aggregate Purchase Price set forth on such Investor’s signature page to this Agreement.

2.3     Investor Deliverables. Promptly upon execution of this Agreement, the Investor agrees to deliver to Company (a) a duly executed Agreement, (b) a duly completed and executed Verification, and (c) in United States dollars and in immediately available funds by wire transfer to the Company pursuant to the instructions provided by the Company and/or such other consideration as approved by the Company in an amount equal to the Aggregate Purchase Price set forth on such Investor's signature page to this Agreement (collectively, referred to as the “Investor Deliverables”).

2.4     Acceptance or Rejection of Subscription. The Investor understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part, until there has been notice of acceptance of the Investor’s subscription, if (a) the Investor is not an “accredited investor” as confirmed by the Verification; (b) fails to deliver payment of the Aggregate Purchase Price, or (c) fails to deliver the completed Investor Deliverables. In the event of a rejection, in whole or in part, of this subscription, if this Agreement is terminated pursuant to Section 6.1 or if the Closing Date (defined below) shall not have occurred on or before June 30, 2018 or such later date as permitted under Section 2.5, the Investor’s funds (without interest) will be promptly, but in no event later than three (3) Business Days, returned to the Investor in immediately available funds.

2.5     Closing. The issuance of up to 5,714,285 Shares shall take place from time to time promptly after the acceptance of the subscription by the Company and the Company has received the Investor Deliverables (the date on which such Shares are issued shall be referred to herein as the “Initial Closing Date”); provided that if the Investor is purchasing the Shares subsequent to the Initial Closing Date, the issuance of the Shares shall occur upon payment of the Aggregate Purchase Price by the Investor and acceptance of the Investor’s Agreement by the Company. The date on which the Shares are issued, whether on the Initial Closing Date or thereafter, shall be referred to herein as the “Closing Date;” provided, however, that no sales to subsequent Investors may be made after June 30, 2018, 5:00 pm (PST), unless further extended up to thirty (30) days by the Board of Directors of the Company in its sole and absolute discretion. Following the Closing Date, the Company will promptly deliver to the Investor:

(a)     ()an “accepted” Agreement; and

(b)     ()a stock certificate representing the number of Shares purchased by the Investor, as set forth on the Investor’s signature page to this Agreement.

2.6     No Escrow or Minimum Investment Amount. Subject to Section 2.1, no escrow or minimum investment amount will be used for the Offering.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

3.     Representations and Warranties of the Company. Except as disclosed in the SEC Documents and as otherwise stated to the contrary herein, the Company hereby represents and warrants to the Investor as of the date hereof, and, if this Agreement is accepted by the Company in whole or in part, will be true and correct on the Closing Date that:

3.1     Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.2     Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The Company has the requisite corporate power to issue and sell the Shares. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3     Organization, Good Standing and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.4     Delivery of SEC Documents; Business. The Company has made available to the Investor through the SEC’s EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and Form 10-Qs for the quarters ended September 30, 2017, December 31, 2017, March 31, 2018, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended March 31, 2018 prior to the date hereof (collectively, the “SEC Documents”). The Company is engaged in all material respects only in the business described in the SEC Documents and the SEC Documents contain a complete and accurate description of the business of the Company in all material respects. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.5     No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement and the consummation of the actions contemplated by this Agreement will not (a) result in any violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice (i) any provision of the Company’s or any Subsidiary’s Articles of Incorporation, as amended, or Bylaws, as amended (or similar governing documents); (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company or a Subsidiary is a party or by which the Company is bound; or (iii) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary or its properties are bound; or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or a Subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of the property or assets of the Company or a Subsidiary is subject.

3.6     Capitalization. As of June 14, 2018, the authorized capital stock of the Company consists only of (a) 300,000,000 shares of Common Stock, of which (i) 26,356,033 shares are issued and outstanding, and (ii) 18,114,155 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities, and (c) 5,000,000 shares of preferred stock, none of which, are outstanding or reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. Except as disclosed in the Company’s SEC Documents and set forth in the Company’s Articles of Incorporation, as amended and contemplated in the Transaction Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal, redemption or other similar rights contained in the terms governing any outstanding security of the Company or any Subsidiary that will be triggered by the issuance of the Shares.

3.7     Valid Issuance of the Shares. The Shares are duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

3.8     Litigation. Except as set forth in the Company’s SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company or any Subsidiary that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder. The Company or any Subsidiary is not subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

3.9     Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3.10      No Material Changes. Except as disclosed in the Company’s SEC Documents and since March 31, 2018, there has not been any material change that has had a Material Adverse Effect.

3.11      Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.12     Placement Agent. The Company may retain registered broker-dealers as its placement agent (the “Selling Agent(s)”). In general, any agreements entered into with the Selling Agent(s) will be on a “best efforts” basis and the fees to be paid will be capped at six percent (6%) of the subscription attributable to the Selling Agent(s).

3.13     SEC Reports; Financial Statements. Except for the late filing of Form 8-Ks filed on July 3, 2017, April 24, 2017, February 9, 2017, and August 18, 2016 (“Late Form 8-Ks”), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, except for the Late Form 8-Ks, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company (i) is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) is not, and has not been for the two years preceding the date hereof, a “shell company” as defined in Rule 12b-2 under the Exchange Act, and (iii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company as defined in Rule 12b-2 under the Exchange Act more than one year from the date hereof. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.14     Furnishing Information. As long as the Investor owns Shares and the Company remains subject to the requirements of the Exchange Act, the Company covenants to take all reasonable actions to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, to the extent required from time to time to enable such person to sell such Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144, provided however, any expenses associated with the Investor’s request for legend removal shall be borne solely by the Investor.

3.15     No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder. The Company will notify the Investor in writing prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person of which the Company becomes aware and (ii) any event of which the Company becomes aware that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.16     Sarbanes-Oxley; Internal Accounting Controls. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and each Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and each Subsidiary as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and each Subsidiary that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company or each Subsidiary.

3.17     Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.18     Money Laundering. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.19     Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent, if any, in connection with the placement of the Shares.

3.20     Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and each Subsidiary, their respective businesses and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR

4.     Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows

4.1     Organization, Authority. If the Investor is an entity, such Investor is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder has been, to the extent such Investor is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2     Investment Representations. In connection with the sale and issuance of the Shares, the Investor, for itself and no other Investor, makes the following representations:

(a)     ()Investment for Own Account. The Investor is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Shares to such person or to any third person.

(b)     ()SEC Documents; Disclosure Materials. The Investor has received, read and fully understands the SEC Documents and the Disclosure Materials. The Investor acknowledges that the Investor is basing its decision to invest in the Shares on the Disclosure Materials and the exhibits thereto and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Investor recognizes that an investment in the Shares involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Shares, including but not limited to, those risks set forth in the section of the SEC Documents and Disclosure Materials entitled “RISK FACTORS.”

(c)     ()Accredited Investor Status. At the time such Investor was offered the Shares, it was, at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Investor has provided the Company a duly completed and executed original of the Verification verifying that the Investor is an “accredited investor.”

(d)     ()Representations and Reliance. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares. All information which the Investor has provided to the Company in Verification concerning itself is true and accurate in all material respects, and if there should be any material change in such information the Investor will promptly provide the Company with such information. The Investor will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

(e)     ()Restricted Securities. The Investor understands that the Shares the Investor is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor also acknowledges that the Company was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Investor understands Rule 144 is not currently available for the sale of the Shares and may not be so available as the Company was a former “shell company” as defined in Rule 12b-2 under the Exchange Act.

(f)     ()Transfer Restrictions; Legends. The Investor understands that (i) the Shares have not been registered under the Securities Act; (ii) the Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Investor, and that the Shares must be held by the Investor indefinitely, and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Shares will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Shares have been registered for resale by the Investor or (2) the date the Shares are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g)     ()Limited Public Market. The Investor understands and acknowledges that there is only a limited public market for our Common Shares on the OTCQB, and which market is very volatile, and the Company has made no assurances that a broader or more active public trading market for our Common Shares will ever exist.

(h)     ()No Transfer. The Investor covenants not to dispose of any of the Shares other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with the Investor and other than in compliance with the applicable securities regulations laws of any state.

(i)     ()Investment Experience. The Investor acknowledges that the Investor is able to bear the economic risk of the Investor’s investment, including the complete loss thereof. The Investor has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, and the Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(j)     ()Financial Sophistication; Due Diligence. The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Investor has, in connection with its decision to purchase the Shares, relied only upon the representations and warranties contained herein and the information contained in the Company’s SEC Documents. Further, the Investor has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Investor considers necessary in order to form an investment decision.

(k)     ()General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement prior to May 15, 2018. Prior to the time that the Investor was first contacted by the Company or either of the agents such Investor had a pre-existing and substantial relationship with the Company or one of the agents. The Investor will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company. Other than to other parties to this Agreement, the Investor has maintained and will continue to maintain the confidentiality of all disclosures made to Investor in connection with this transaction, including the existence and terms of this transaction.

4.3     No Investment, Tax or Legal Advice. The Investor understands that nothing in the Company’s SEC Documents, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.4     Disclosure of Information. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares. The Investor has reviewed the documents publicly filed by the Company with the SEC and has read and understands the risk factors disclosed therein. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor is solely responsible for conducting its own due diligence investigation of the Company.

4.5     Additional Acknowledgement. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Investor acknowledges that, if it is a client of an investment advisor registered with the SEC, the Investor has relied on such investment advisor in making its decision to purchase Shares pursuant hereto.

4.6     Subscription Rejection Right. The Investor acknowledges that the Company reserves the right to reject any subscription, to accept any subscription in part only, or to prorate subscriptions, to negotiate any checks or other tenders of payment for discrepant amounts and to refund the excess to the Investor if (a) the Investor is not an “accredited investor” as confirmed by the Verification, (b) fails to deliver payment of the Aggregate Purchase Price, or (c) fails to deliver the completed Investor Deliverables substantially in the form as reasonably acceptable to the Company.

4.7     No Short Position. As of the date hereof, and from the date hereof through the date of the Closing Date, the Investor acknowledges and agrees that it does not and will not (between the date hereof and the Closing Date) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

ARTICLE V
ADDITIONAL COVENANTS

5.     Additional Covenants.

5.1     Material Non-Public Information. The Investor acknowledges that it has entered into a non-disclosure agreement with the Company. The Investor is aware of and will comply with the securities laws of the United States that prohibit any investor who has received from the Company or any of the directors, officers, employees, representatives, agents or advisers of the Company material, non-public information relating to the Company from trading (buying or selling) creating, transferring or otherwise disposing of or relinquishing any interest (including by the creation of an option) in any Shares or other securities of the Company until such material, non-public information has been publicly disclosed.

5.2     Transfer Restrictions. The Investor covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. Commencing six months after the date of this Agreement, upon the request of the Investor, the Company shall promptly provide the Investor with the agreed Company representation letter and upon receipt of the Investor’s representation letter and the opinion of counsel, each as agreed to by the Company and the requesting Investor, the Company will deliver all required documents to and will instruct the Company’s transfer agent to remove any transfer restriction legend (including, but not limited to, the form of legend identified in Section 4.2(f) of this Agreement) from all of the Investor’s Shares; provided that, if as of the date of the request, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, as applicable, has not filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, has not filed current “Form 10 information” (as defined in Rule 144(i)) or is a “shell company” as defined in Rule 12b-2 under the Exchange Act (collectively, the “Former Shell Company Requirements”), then the Company shall not provide its representation letter and the transfer restriction legend will not be removed until the Former Shell Company Requirements have been satisfied; provided further that, if the transfer restriction legend was previously removed from the Investor’s Shares and the Company does not satisfy the Former Shell Company Requirements at any time, then, upon notice by the Company, the Investor agrees to promptly return any Shares owned by it to the Company’s transfer agent to be re-legended. Nothing in this section shall relieve the Company of its obligation to provide the information required in Section 3.14. In connection with any transfer of the Investor’s Shares that have a restricted legend affixed to them other than pursuant to an effective registration statement or to the Company, or at such time that the Shares may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Subject to this Section 5.2, the Investor agrees to the imprinting of the restrictive legend in substantially the form set forth in Section 4.2(f).

ARTICLE VI
MISCELLANEOUS

6.     Miscellaneous.

6.1     Termination. This Agreement may be terminated by the Investor by written notice to the Company if the Offering has not been consummated on or before June 30, 2018 or as may be extended in accordance with Section 2.5; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

6.2     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof, and the federal laws of the United States.

6.3     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.4     Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.5     Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6     Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, modified, supplemented and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of a majority of common stock sold in this Offering. Any amendment or waiver affected in accordance with this paragraph will be binding upon each holder of any Shares purchased under this Agreement, each future holder of the Shares, and the Company.

6.7     Fees and Expenses. Except as otherwise set forth herein, the Company and the Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible, provided that, such amount shall not exceed the Aggregate Purchase Price.

6.8     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party given in the foregoing manner:

if to the Company, to:         Flux Power Holdings, Inc.

985 Poinsettia Avenue, Suite A

Vista, CA 92081

Fax (760) 741-3535

Attn: President

if to the Investor, at its address on the signature page to this Agreement.

6.9     Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by any of the agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.10     Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, the Investor hereby certifies that (a) it agrees to all the terms and conditions of this Agreement, (b) it meets the suitability standards set forth in this Agreement, (c) all representations, warranties set forth in this Agreement, and Verification are complete and true, and (d) is a resident of the state and jurisdiction indicated below.

Date:                                                                             Name of Investor:

Entity Name (if any)

By:
       Name:
       Title:

Address:

State of Principal Residence:

State of Incorporation/Organization:

EIN/Social Security Number:

Telephone No.:

Facsimile No.:

Email Address:

Number of Shares:

Aggregate Purchase Price:

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

SUBSCRIPTION ACCEPTED

Date:                               FLUX POWER HOLDINGS, INC.

By:

       Ronald Dutt, Chief Executive Officer and

       Chief Financial Officer